UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES AND EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): February 12, 2008
DYNAVAX TECHNOLOGIES CORPORATION
(Exact name of registrant as specified in charter)

Delaware	000-50577	33-0728374
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
2929 Seventh Street, Suite 100
Berkeley, California 94710
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (510) 848-5100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Elections of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
SIGNATURES

Item 5.02.	Departure of Directors or Certain Officers; Elections of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(e) Compensation Arrangements of Certain Officers
2007 Bonuses, 2008 Base Salaries and 2008 Stock Option Awards
     On January 30, 2008, the Board of Directors of Dynavax Technologies Corporation, or Dynavax, determined and approved the 2007 bonus, 2008 base salary, and 2008 stock option award for Dino Dina, the President and Chief Executive Officer of Dynavax.
     On February 3, 2008, the Compensation Committee of the Board of Directors of Dynavax determined and approved 2007 bonuses, 2008 base salaries, and 2008 stock option awards for each of Dynavax’s named executive officers other than its President and Chief Executive Officer and the and Chief Executive Officer of Dynavax Europe.
     The Compensation Committee of the Board of Directors annually evaluates the performance, and determines the compensation of Dynavax’s officers, and the Board of Directors evaluates the President and Chief Executive Officer, based on the Compensation Committee’s and Board of Director’s assessment of the individual’s performance, corporate performance and relative compensation for competitive positions in similar-sized, publicly-traded biopharmaceutical companies. The 2007 bonuses, 2008 base salaries, and 2008 stock option awards approved by the Board of Directors and Compensation Committee for Dynavax’s executive officers are as set forth below:

Name and Title	2007 Bonus		2008 Base Salary		2008 Stock Option Award
Dino Dina, M.D.	$180,000		$408,000		100,000	(1)
President and Chief Executive Officer
Robert L. Coffman, Ph.D.	$103,626		$281,112		75,000	(2)
Vice President and Chief Scientific Officer
Zbigniew Janowicz, Ph.D.	$88,369	(3)	$362,720	(3)	25,000	(4)
Chief Executive Officer, Dynavax Europe
Michael S. Ostrach	$105,600		$307,000		40,000	(2)
Vice President, Chief Business Officer and General Counsel
Deborah A. Smeltzer	$108,900		$308,550		40,000	(2)
Vice President, Operations and Chief Financial Officer

(1)	Exercise price per share of $6.12, for the options granted to Dr. Dina, representing the closing price on the date of grant which is January 30, 2008. All options will vest in annual installments through the fourth anniversary of the date of grant, subject to the individual’s continuous service with the Company through each applicable vesting date.

(2)	Exercise price per share of $5.31 for the options granted to the other executive officers. The date of grant, February 3, 2008, is a non-trading day; therefore, the exercise price is based on the closing price of the next trading day. All options will vest in annual installments through the fourth anniversary of the date of grant, subject to the individual’s continuous service with the Company through each applicable vesting date.

(3)	The 2007 bonus of €59,640 and 2008 base salary of €244,800 for the Chief Executive Officer of Dynavax Europe were converted using the daily average interbank Euro to USD rate on the date of approval by the Chief Executive Officer pursuant to delegated authority, February 5, 2008, of 1.4817.

(4)	Exercise price per share of $5.25 for options granted to Dr. Janowicz, representing the closing price on the date of grant by the Chief Executive Officer pursuant to delegated authority, on February 11, 2008. All options will vest in annual installments through the fourth anniversary of the date of grant, subject to the individual’s continuous service with the Company through each applicable vesting date.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dynavax Technologies Corporation
Dated: February 12, 2008	By:	/s/ Deborah A. Smeltzer
Deborah A. Smeltzer
Vice President, Operations and Chief Financial Officer